UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 10, 2015

PRUDENTIAL FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

New Jersey	001-16707	22-3703799
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

751 Broad Street

Newark, New Jersey 07102

(Address of principal executive offices and zip code)

(973) 802-6000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 10, 2015 the Board of Directors of Prudential Financial, Inc. (the “Company”) approved amendments to the Company’s Amended and Restated By-Laws, effective immediately, to implement a proxy access by-law. Article III, Section 15 has been added to the Amended and Restated By-Laws to permit a shareholder, or a group of up to 20 shareholders, owning 3% or more of the Company’s outstanding capital stock continuously for at least three years to nominate and include in the Company’s proxy materials directors constituting up to 20% of the Board, provided that the shareholders and the nominees satisfy the requirements specified in the Amended and Restated By-Laws.

The Amended and Restated By-Laws also make clarifications and updates to the director nomination provisions in Article III, Section 2.

The foregoing description of the Company’s Amended and Restated By-Laws is qualified in all respects by reference to the text of the Amended and Restated By-Laws, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibit is being filed as part of this Current Report on Form 8-K:

3.1	Amended and Restated By-Laws of Prudential Financial, Inc., effective March 10, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 10, 2015

PRUDENTIAL FINANCIAL, INC.

By:	/s/ Margaret M. Foran

	Name:	Margaret M. Foran
	Title:	Chief Governance Officer, Vice President and Corporate Secretary

Exhibit Index

Exhibit No.	Description

3.1	Amended and Restated By-Laws of Prudential Financial, Inc., effective March 10, 2015.